SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                   February 23, 1999 (February 21, 1999)
              ________________________________________________
               Date of report (Date of earliest event reported)



                           Sundstrand Corporation
           ______________________________________________________
             (Exact Name of Registrant as Specified in Charter)



   Delaware                  1-5358                     36-1840610
 ______________        _____________________        __________________
 (State of             (Commission File No.)          (IRS Employer
 Incorporation)                                     Identification No.)



                            4949 Harrison Avenue
                               P.O. Box 7003
                        Rockford, Illinois 61125-7003
                              (815) 226-6000
        ____________________________________________________________
                  (Address of Principal Executive Offices)



 Item 5.   Other Events.

           On February 21, 1999, Sundstrand Corporation, a Delaware corporation ("Sundstrand"), United Technologies Corporation, a Delaware corporation ("United Technologies"), and HSSail Inc., a Delaware corporation and a wholly-owned direct subsidiary of United Technologies ("Merger Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein and unless United Technologies makes a Cash Election (as defined below), Sundstrand will be merged with and into Merger Subsidiary, with Merger Subsidiary being the surviving corporation of such merger (the "Merger"), and renamed "Hamilton Sundstrand Corporation." In the event that United Technologies makes a Cash Election, Merger Subsidiary will be merged with and into Sundstrand, with Sundstrand continuing as the surviving corporation, and renamed "Hamilton Sundstrand Corporation."

           At the effective time of the Merger, unless United Technologies makes a Cash Election, each Sundstrand share will be converted into (i) a fraction of a share of United Technologies common stock at a ratio intended to provide no less than $35.00, and no more than $39.25, in United Technologies common stock (based on the average price of United Technologies common stock for the ten trading days before the fifth trading day prior to the Sundstrand stockholders meeting) and (ii) $35.00 in cash. If the average price per share of United Technologies common stock, calculated in accordance with the previous sentence, is equal to or less than $112.8938, United Technologies may elect to exchange each share of Sundstrand common stock solely for $70 in cash (the "Cash Election").

           Subject to option holder consent, Sundstrand stock options will be converted into fully vested and exercisable United Technologies stock options. Otherwise, holders will receive for each Sundstrand stock option they own an option convertible into the merger consideration.

           A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibit. A joint press release announcing the execution of the Merger Agreement was issued on February 22, 1999, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 7.   Financial Statements, Pro Forma
           Financial Information and Exhibits.

      (c)  Exhibits


           2.1 Agreement and Plan of Merger, dated as of February 21, 1999, among Sundstrand, United Technologies and HSSail Inc.


           99.1 Sundstrand/United Technologies Joint Press Release, dated February 22, 1999.




                                    Signature

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated:  February 23, 1999


                              SUNDSTRAND CORPORATION

                              By: /s/ Mary Ann Hynes
                                 ------------------------------
                                 Name:  Mary Ann Hynes
                                 Title: Vice President, General
                                        Counsel and Secretary




                                  EXHIBIT INDEX

 Exhibit No.              Description

 2.1 Agreement and Plan of Merger, dated as of February 21, 1999, among Sundstrand, United Technologies and HSSail Inc.


 99.1                     Sundstrand/United Technologies Joint Press
                          Release, dated February 22, 1999.